                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.

                                                                    May 22, 1996


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of North American Technologies Group, Inc. (the "Company") which will be held at The Houstonian Hotel, 111 Post Oak Lane, Houston, Texas, on Thursday, June 27, 1996 at 10:00 A.M. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

     At the Meeting, stockholders will be asked to approve amendments to the Company's Certificate of Incorporation to (1) classify the Board of Directors into three different classes and (2) to require a supermajority vote of stockholders to approve amendments to the Company's Certificate of Incorporation in certain circumstances. Stockholders will also be asked to elect nine directors, to provide for an increase in the number of shares of common stock the Company is authorized to issue at the Board of Directors' discretion, to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors and to consider such other matters as may properly come before the Meeting or at any adjournment(s) thereof. These matters are discussed in greater detail in the accompanying Proxy Statement.

     Your Board of Directors recommends a vote FOR all of the amendments to the Company's Certificate of Incorporation, FOR the election of directors, FOR the increase in the number of shares of common stock the Company is authorized to issue, and FOR the ratification of BDO Seidman, LLP as the Company's independent auditors.

     Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to sign, date and mail the enclosed proxy promptly.

     We wish to thank our stockholders for their participation and support.

                                           Sincerely,



                                           Tim B. Tarrillion
                                           Chairman of the Board
                                           and Chief Executive Officer

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held June 27, 1996


                                                                    May 22, 1996

To the Stockholders of NORTH AMERICAN TECHNOLOGIES GROUP, INC.

     The Annual Meeting of Stockholders (the "Meeting") of North American Technologies Group, Inc. (the "Company") will be held at The Houstonian Hotel, 111 Post Oak Lane, Houston, Texas, on Thursday, June 27, 1996, at 10:00 A.M. for the following purposes:

     (1) to consider and approve an amendment to the Company's Certificate of Incorporation to provide for the classification of the Board of Directors into three different classes to establish procedures for filling vacancies on the Board, to provide that directors shall only be removed for cause and by a supermajority vote of stockholders, and requiring Board consent to amend these provisions;

     (2) to consider and approve an amendment to the Company's Certificate of Incorporation to require a supermajority vote of stockholders to approve amendments to certain provisions of the Company's Certificate of Incorporation in certain circumstances, as described in the accompanying Proxy Statement;

     (3)  to elect nine directors;

     (4) to consider and approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue;

     (5) to ratify the appointment of BDO Seidman, LLP as independent auditors for the Company; and

     (6) to transact such other business as may properly come before the Meeting and at any adjournment(s) thereof.

     A copy of the Annual Report for the fiscal year ended December 31, 1995 is enclosed for your information.

     Only stockholders of record as of the close of business on May 20, 1996 will be entitled to vote at the Meeting and any adjournment or adjournments thereof.

     Enclosed is a Proxy Statement, a form of proxy and an addressed return envelope. All stockholders, whether or not they expect to be present at the Meeting, are requested to date and sign the proxy and return it in the enclosed envelope promptly. The return of the proxy will not affect your right to vote if you attend the Meeting.

                                          By Order of the Board of Directors,


                                          David M. Daniels
                                          Secretary



                             YOUR VOTE IS IMPORTANT
                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                  RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.

                                PROXY STATEMENT


SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of North American Technologies Group, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company on June 27, 1996 and at any adjournment or adjournments of the meeting (the "Meeting") for the purposes described in the foregoing notice of Meeting. Proxies which are validly executed by stockholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, a proxy will be voted FOR the amendments to the Company's Certificate of Incorporation to provide for a classified Board of Directors as described herein and to provide for a supermajority vote of stockholders to approve amendments to certain provisions of the Company's Certificate of Incorporation in certain circumstances as described herein, FOR the election of directors, FOR an increase in the number of shares of common stock the Company is authorized to issue, FOR the ratification of BDO Seidman, LLP as the Company's independent auditors and in the discretion of the persons named in the proxy, if granted, on all other matters presented to the Meeting.

     The execution of a proxy will not affect a stockholder's right to attend the Meeting and vote in person. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company a written notice of revocation or a proxy bearing a later date or by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

     The securities entitled to vote at the Meeting consist of shares of Common Stock and Series F Preferred Stock of the Company. The numbers of outstanding shares of Common Stock and Series F Preferred Stock at the close of business on May 20, 1996 were 24,900,632 and 92,500 respectively. Each share of Common Stock is entitled to one vote, each share of Series F Preferred Stock is entitled to 100 votes, and nominees receiving a plurality of the votes cast, with the Common Stock and Series F Preferred Stock voting together as a single class, will be elected as directors. Only holders of record at the close of business on May 20, 1996 will be entitled to vote at the Meeting. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but neither will be counted in the election of directors, in the voting on the amendments to the Certificate of Incorporation, in the voting on the increase in the number of shares of Common Stock the Company is authorized to issue or in the voting on the ratification of the Company's independent auditors, as described herein.

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1995 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material. The mailing address of the Company's executive office is 4710 Bellaire Boulevard, Suite 301, Bellaire, Texas 77401. The approximate date on which this Proxy Statement and the form of proxy was first mailed or given to stockholders was May 22, 1996.

PROPOSAL 1 - CLASSIFICATION OF THE BOARD OF DIRECTORS
- ----------

     The Board of Directors has approved a resolution amending the Company's Certificate of Incorporation to provide for a classified Board of Directors, to establish procedures for filling vacancies on the Board, to provide that directors shall only be removed for cause and by a supermajority vote of the stockholders and to require Board consent to amend these provisions. At the Meeting, stockholders will consider and vote on this proposed amendment. The text of the proposed amendment is attached to this Proxy Statement as Exhibit 1. The statements made in this Proxy Statement with respect to this amendment to the Certificate of Incorporation should be read in conjunction with and are qualified in their entirety by reference to Exhibit 1. In the event that this proposal is approved, the Board of Directors will consider conforming amendments to the Company's By-Laws at the meeting of the Board of Directors which is expected to follow shortly after the Meeting.

     This Amendment may have the effect of making it more difficult for stockholders to remove the existing management of the Company and may, therefore, discourage potentially unfriendly bids for shares of the Company. See "Possible Anti-Takeover Effects of the Proposal."

     A.  Description of Proposed Amendment.
         ----------------------------------

     The Company's Certificate of Incorporation would be amended to provide for a classified Board of Directors by adding a new Article X as provided in Exhibit
1. The Proposal would operate to divide the Board into three separate classes of directors, as nearly equal in number as possible, to serve a three year term and until their successors are duly elected and qualified with each class being elected at different annual stockholder meetings. Following the effectiveness of the Proposal, Class I will consist of three directors who will serve for an initial term of three years, Class II will consist of three directors who will serve for an initial term of two years, and Class III will consist of three directors who will serve for an initial term of one year. See "Proposal 3 - Election of Directors." At each annual meeting after 1996, directors will be elected to succeed those whose terms then expire and each newly elected director will serve for a three-year term. The proposed Amendment would replace the prior system of electing all of the directors annually for one-year terms.

     If the number of directors constituting the Board is increased or decreased, the resulting number of directors will be apportioned among the three classes so as to make all classes as nearly equal in number as possible, except that the term of any incumbent director may not be shortened. Under the Delaware General Corporation Law ("GCL"), if a Board is classified by action of the stockholders, unless the Certificate of Incorporation specifies otherwise, members of the Board of each class may be removed by the stockholders before the expiration of their respective terms only for cause. Accordingly, in the event that stockholders approve this proposal, none of the directors elected to the Classified Board may be removed without cause prior to the expiration of their respective terms.

     The effect of a Classified Board of Directors may be circumvented by increasing or decreasing the size of the Board. At present, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, are required to be filled by a majority of the remaining members of the Board, although less than a quorum, and each person so elected serves as a director until a successor is elected by the stockholders. Additionally, any director or the entire Board may be removed with or without cause by majority vote of the stockholders. The Proposal provides that the size of the Board may be fixed solely by action of the Board itself, and that any vacancies in the Board of Directors be filled by a majority vote of the remaining directors then in office, even though less than a quorum, and each person so elected would serve for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred. The Proposal would also provide that directors may be removed only for cause and only by the affirmative vote of two-thirds of the stockholders entitled to vote thereon. See "Proposal 2 - Supermajority Voting Provisions." The GCL provides that the Certificate of Incorporation, including these provisions, may be amended by the stockholders only with the consent of the Board.

     B.  Reasons for Proposal
         ---------------------

     Since directors will be serving for longer terms which expire at different times, and may only be removed for cause by a supermajority vote of stockholders, the Board of Directors believes that a classified Board will promote continuity of management and, thereby enhance the ability of the Company to carry out long-range plans and goals for its benefit and the benefit of its stockholders. Although the Company has not experienced difficulties in the past in maintaining continuity of the Board and management, the Board of Directors believes that a classified Board will assist the Company in maintaining this continuity of management into the future. Additionally, the Proposal has certain anti-takeover effects that the Board believes will deter unsolicited takeover attempts and protect the value of each stockholder's investment in the Company. See "Possible Anti-Takeover Effects of the Proposal."

     A Classified Board would also extend the time it would take for a majority stockholder to obtain control of the Company's Board of Directors, thereby limiting such abusive takeover tactics as two tiered tender offers. Assuming each class of directors is equal in size, a majority stockholder could not obtain control of the Board until the second annual stockholder's meeting after it acquired a majority of the voting stock. During this time, the Board of Directors would have a better opportunity to negotiate with any such majority stockholder to obtain more favorable price and terms in any merger or tender offer.

     C.  Possible Anti-Takeover Effects of the Proposal
         ----------------------------------------------

     The Board of Directors believes that Proposal 1 may have anti-takeover effects as described below. Also described below are the general anti-takeover provisions of the Delaware GCL.

     1.  Anti-Takeover Provisions of the Delaware GCL
         --------------------------------------------

     As set forth above, the Delaware GCL prohibits stockholders from removing members of a Classified Board without cause before the expiration of their respective terms unless the Certificate of Incorporation specifies otherwise. The Delaware GCL contains a number of other provisions which are designed to strengthen the position of incumbent management in connection with a takeover attempt. For example, Delaware law provides that a company has the general power, exercisable by its board of directors, to accept, reject, respond to or take no action in respect of an actual or proposed acquisition, divestiture, tender offer, takeover or other fundamental change. The case law of Delaware has developed special standards for deciding whether to uphold or advocate the actions of incumbent management in the context of takeover proposals.

          The Company is also subject to Section 203 of the Delaware GCL, which provides that a person who acquires fifteen percent (15%) or more of the outstanding voting stock of a Delaware corporation becomes an "interested stockholder". Section 203 prohibits a corporation from engaging in mergers or certain other "business combinations" with an interested stockholder for a period of three (3) years, unless (i) prior to the date the stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder, or (ii) the interested stockholder is able to acquire ownership of at least eight-five percent (85%) of the outstanding voting stock of the corporation (excluding shares owned by directors of the corporation who are also officers and shares owned by certain employee stock plans) in the same transaction by which the stockholder became an interested stockholder, or (iii) the interested stockholder obtains control of the board of directors, which then approves a business combination which is authorized by a vote of the holders of two-thirds of the outstanding voting stock not held by the interested stockholder.

          The definition of interested stockholder does not include persons whose ownership of voting stock exceeds the fifteen percent (15%) threshold as a result of action taken by the corporation unless that person thereafter acquires additional shares.

          A "business combination" is defined broadly in the GCL to include any merger or consolidation with the interested stockholder, any merger or consolidation caused by the interested stockholder in which the surviving corporation will not be subject to Delaware law, or the sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested stockholder of any assets of the corporation having a market value equal to or greater than ten percent (10%) of the aggregate market value of the assets of the corporation. "Business combination" is also defined to include transfers of stock of the corporation or a subsidiary to the interested stockholder (except for transfers in conversion, exchange or pro rata distribution which do not increase the interested stockholder's proportionate ownership of a class or series), or any receipt by the interested stockholder (except proportionately as a stockholder) of any loans, advances, guaranties, pledges or the financial benefits.

          2.  Possible Consequences of the Anti-Takeover
              Effects of the Proposal
              ----------------------------------------------

     The Board of Directors believes that this Proposal 1, to the extent that it deters unsolicited takeover attempts, will promote conditions of stability in the business, management and control of the Company, discourage in advance certain takeover offers or other attempts to accumulate the Company's stock and encourage anyone contemplating such actions to negotiate with the Company, and will assist the Company in defending against any such action if the Board does not believe it to be in the best interests of the Company and all of its stockholders. Although the Board of Directors is not aware of any overt threat of such a takeover attempt at this time, the Board believes that this Proposal 1 is in the best interest of the Company.

          A takeover offer often places the target corporation in the position of making a forced sale, sometimes when the market price of its stock may be temporarily depressed. The Board believes that the consideration offered in such a situation, even though it may be in excess of the then market price, is less than the consideration which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, the Board of Directors would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate the most favorable price and terms which reflect not only the current, but also the future value of the Company. The Board may also believe that the takeover offer is not in the best interests of the Company and its stockholders for additional reasons, such as those exhibited in the large number of business failures which result from overleveraged transactions. In the context of an unsolicited offer, the Board may not have adequate time to consider fully the takeover offer and to determine what actions are in the best interests of the Company and its stockholders despite the provisions of applicable federal law regarding the minimum duration of certain takeover offers. This Proposal 1 attempts to ameliorate the problems inherent in these situations.

          Takeover offers or other non-market acquisitions of stock are usually made at prices above the prevailing market price of the corporation's stock and often have a corresponding effect on such market price. Accumulation of stock through market purchases, whether or not for the purpose of acquiring control, may also support the price of a corporation's stock at levels higher than otherwise would be the case. This Proposal 1 may discourage such takeover offers and purchases, even if holders of a majority of the Company's shares desire to sell such shares.

          This Proposal 1 may also make it more difficult to accomplish a transaction requiring stockholder approval or to displace management quickly, even if a majority of the stockholders of the Company desire to do so. Under certain circumstances, this Proposal 1 may permit management of the Company to perpetuate itself in control of the Company. In addition, the Proposal could encourage a potential purchaser of the Company to negotiate with the Board of Directors and offer terms acceptable to it. Such terms might include continuation of the existing management of the Company or a commitment by the purchaser to provide benefits (such as employment contracts) not available to stockholders generally.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of holders of at least the majority of the shares entitled to vote at the Meeting is required in order to approve this Proposal 1. Therefore, failure to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of this Proposal 1 and do not vote their shares for this Proposal 1 either in person or by proxy, such stockholders will have effectively voted against the Proposal. If approved, this Proposal 1 will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of Delaware, which is expected to follow shortly after the approval, if at all, of this Proposal 1.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                   CLASSIFICATION OF THE BOARD OF DIRECTORS

PROPOSAL 2 - SUPER MAJORITY VOTING PROVISION
- ----------

     The Board of Directors has approved a resolution amending the Company's Certificate of Incorporation to require the affirmative vote of two-thirds of the outstanding voting stock to approve amendments to Articles VIII, IX, X and XI of the Certificate of Incorporation unless the proposed amendment has been approved by the affirmative vote of at least eighty percent (80%) of the Board of Directors. At the Meeting, stockholders will consider and vote on this proposed amendment. The text of the proposed amendment to the Certificate of Incorporation is attached to this Proxy Statement as Exhibit 2. The statements made in this Proxy Statement with respect to this amendment to the Certificate should be read in conjunction with and are qualified in their entirety by reference to Exhibit 2.

     This Proposal may have the effect of making it more difficult for stockholders to change the number of directors of the Company and to remove the existing management of the Company. Consequently, it may discourage potentially unfriendly bids for shares of the Company. This Proposal 2 will also make it more difficult for a stockholder to defuse the Company's takeover defenses that require amending the Certificate of Incorporation. For example, if this Proposal 2 is adopted, and Proposal 1 is also adopted, a stockholder seeking to eliminate the Classified Board would have to obtain a supermajority vote of the stockholders in order to amend the Company's Certificate of Incorporation. For these reasons, the Board of Directors believes that this Proposal may have an anti-takeover effect. In considering Proposal 2, stockholders should consider and review the section entitled "Possible Consequences of the Anti-Takeover Effects of the Proposal" appearing under Proposal 1 in this Proxy Statement.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of holders of at least the majority of the shares entitled to vote at the Meeting is required in order to approve this Proposal 2. Therefore, failure to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of this Proposal 2 and do not vote their shares in favor of this Proposal 2, either in person or by proxy, such stockholders will have effectively voted against the Proposal. If approved, this Proposal 2 will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of Delaware which is expected to follow shortly after the Meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SUPERMAJORITY VOTING PROVISION.


PROPOSAL 3 - ELECTION OF DIRECTORS
- ----------

     The nine persons listed below have been nominated by the Board of Directors to serve as directors of the Company.

     If the amendment to the Certificate of Incorporation to provide for a Classified Board of Directors (see "Proposal 1") is adopted, the Board of Directors will be divided into three classes. This Meeting will be the first election of directors after the amendment which created the Classified Board. Accordingly, at the Meeting, three directors will be elected for terms expiring at the Company's 1997 Annual Meeting, three directors for terms expiring at the 1998 Annual Meeting, and three directors for terms expiring at the 1999 Annual Meeting and, in each case, until their successors are duly elected and qualified. At each Annual Meeting after 1996, directors will be elected to succeed those directors whose terms then expire, and each person so elected will serve for a three-year term.

     If the Amendment to the Certificate of Incorporation is not approved, directors elected at the Meeting will serve one-year terms until the 1997 Annual Meeting and until their successors are duly elected and qualified.

     It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the following nominees. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by management. Vacancies in the Board of Directors may be filled by the Board of Directors (except that vacancies caused by the resignation or removal of nominees of the holders of the Series F Preferred Stock shall be filled by persons selected by such holders) and, assuming stockholder approval of Proposal 1, any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen. Assuming stockholders do not approve Proposal 1, any director chosen to fill a vacancy would hold office until the next election of Directors.



   Directors Whose Terms                                          Year in Which
    Expire at the 1997                                            Service as a
      Annual Meeting               Principal Occupation          Director Began
- --------------------------------------------------------------------------------

William T. Aldrich, 64       President, Thor Ventures, L.C.                 1996
                             President, WTA Enterprises, Inc.
                             President, Tietek, Inc.

David M. Daniels, 39         Executive Vice President and                   1994
                             Secretary of the Company;
                             President of Industrial Pipe
                             Fittings, Inc.

Edwin H. Knight, 43          General Manager,                                 --
                             Harrison Interests, Ltd.
- --------------------------------------------------------------------------------

WILLIAM T. ALDRICH


     Mr. Aldrich was elected to the Board of Directors on May 14, 1996, and currently holds the position of Executive Vice President of GAIA
Technologies, Inc., a subsidiary of the Company. Mr. Aldrich is also the President of Thor Ventures, L.C., a research and development firm (1993 to present), and the President of WTA Enterprises, Inc., a personal holding company (1977 to present). In addition, Mr. Aldrich is the president of TieTek, Inc., a privately-held company developing a railroad crossstie made from a recycled rubber composite (October 1995 to present). Mr. Aldrich was the president of Caravelle Petroleum, Inc. from April 1978 to December 1993. In April 1993, Caravelle Petroleum, Inc. sought protection under Chapter 11 of the Bankruptcy Code. A plan of reorganization was approved and fully implemented in August 1993.


DAVID M. DANIELS

     Mr. Daniels joined the Company in July 1994, after working with the Company as a consultant for several years. Mr. Daniels served as Vice President of Corporate Development from 1993 to 1994, Vice President of Finance from 1994 to 1995, and Senior Vice President and Chief Operating Officer from January 1995 to June 1995. He currently holds the positions of Executive Vice President and Secretary. Mr. Daniels also serves as President of Industrial Pipe Fittings, Inc. ("IPF") (1993 to present). From 1984 to 1992, Mr. Daniels was employed by Dean Witter Reynolds, where he served as Vice President for 8 years. Mr. Daniels holds a Bachelor's Degree in Finance from the University of Houston, as well as an Associate Degree from Georgia Military Academy.

EDWIN H. KNIGHT

     Mr. Knight manages Harrison Interests, Ltd., a privately held Texas limited partnership whose lines of business are oil and gas exploration and production, real estate and cattle ranching. Mr. Knight has managed Harrison Interests, Ltd. for 13 years and holds a Bachelor's Degree from Louisiana State University and is a certified public accountant.


   Directors Whose Terms                                          Year in Which
    Expire at the 1998                                            Service as a
      Annual Meeting              Principal Occupation            Director Began
- --------------------------------------------------------------------------------
Donovan W. Boyd, 43          Senior Vice President and Chief                1995
                             Operating Officer of the Company

Mark E. Leyerle, 31          Principal, CCG Venture Partners,                 --
                             LLC

Christopher W. Roser, 38     General Partner, the Roser                       --
                             Partnership, Ltd., and The Roser
                             Partnership II, Ltd.
- --------------------------------------------------------------------------------

DONOVAN W. BOYD


     Mr. Boyd joined the Company as Senior Vice President in April 1995, and was appointed Chief Operating Officer in July 1995. Prior to his position with the Company, Mr. Boyd was Vice President of Sales and Marketing (1994 to 1995) and Regional Vice President (1993 to 1994) for the Industrial Services division of Rust International. Before Rust, Mr. Boyd was a Regional Vice President with EnClean, Inc. (1991 to 1993) He holds a Bachelor's Degree in Chemical Engineering from Tulane University and an MBA from Harvard University.

MARK E. LEYERLE

     Mark E. Leyerle is a principal of CCG Venture Partners, LLC, a private investment firm. Prior to his current position, Mr. Leyerle was an investment banker at Simmons & Co. International, where he advised oilfield service and equipment companies and a commercial banker with Texas Commerce Bancshares. He holds a BBA degree from Baylor University and an MBA from Harvard University.

CHRISTOPHER W. ROSER

     Mr. Roser has been a general partner of the Roser Partnership, Ltd., and The Roser Partnership II, Ltd., privately held venture capital funds, since 1987. Prior to that, Mr. Roser was a technology research analyst and corporate finance associate for Ladenburg Thalmann & Co., Inc. and a staff public accountant for Main Hurdman KMG. He currently serves on the Boards of Directors of various privately held companies, as well as on the Board of Directors of Hauser

Chemical Research, Inc. (NASD:HAUS) Mr. Roser holds an MBA in Finance from New York University Graduate School of Business Administration.



   Directors Whose Terms                                          Year in Which
    Expire at the 1999                                             Service as a
      Annual Meeting                Principal Occupation          Director Began
- --------------------------------------------------------------------------------

Tim B. Tarrillion, 45        Chief Executive Officer and           1995
                             President of the Company

Douglas C. Williamson, 45    Senior Vice President                   --
                             NationsBanc Capital Corporation

Robert H. Chaney, 37         Chairman and Chief Executive            --
                             Officer, R. Chaney & Co.
- --------------------------------------------------------------------------------

TIM B. TARRILLION


     Mr. Tarrillion became Chief Executive Officer and President of the Company on March 7, 1995. Mr. Tarrillion was most recently the President and Founder of EET, Inc. ("EET") (1993 to 1995). Prior to starting EET, Mr. Tarrillion was co-founder, President and Chief Operating Officer of EnClean, Inc. (1984 to 1993), a public company which was listed on NASDAQ. EnClean provided industrial and environmental cleaning services to companies in the refining, petrochemical, steel, paper and utility industries. After growing to over $100 million in revenue with 40 locations nationwide, EnClean was bought by and merged into Rust International in 1993.

     Mr. Tarrillion holds an MBA from Harvard University and a Master's Degree and Bachelor's Degree in Chemical Engineering from Rice University. Mr. Tarrillion has significant experience in the environmental field. Mr. Tarrillion received the 1991 Merrill Lynch, Inc. Magazine's Entrepreneurial award for the Houston area in connection with his role in building EnClean.

DOUGLAS C. WILLIAMSON

     Mr. Williamson is the Senior Vice President of NationsBanc Capital Corporation ("NBCC"), a position he has held since 1989. In this position, Mr. Williamson manages venture capital investments. Mr. Williamson earned his MBA from Columbia University and his Bachelor's Degree from Denison University.

ROBERT H. CHANEY

     Mr. Chaney currently holds the positions of Chairman and Chief Executive Officer of R. Chaney and Co., an investment management firm, a position he has held since 1993. Prior thereto, Mr. Chaney was the President and Chief Executive Officer of Paramount Petroleum Company.

BOARD MEETINGS AND COMMITTEES

     There are currently three members of the Board of Directors. During the fiscal year ended December 31, 1995, there were seven meetings of the Board and twenty-five actions by unanimous consent. All members of the Board attended at least 75% of the meetings. There are no committees of the Board of Directors.

     The directors of the Company receive no fees or other compensation in connection with their services as directors.

AGREEMENTS WITH HOLDERS OF SERIES F PREFERRED STOCK

     Pursuant to a Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated as of April 5, 1996 between the Company, NBCC and certain other investors (collectively, with NBCC, the "Investors"), the Company has agreed to nominate to the Board of Directors, for as long as the Preferred Stock is owned by the Investors or permitted assignees or permitted transferees, (i) four (4) members designated by the holders of a majority in interest of the Preferred Series F Stock, at least one (1) of which shall be designated by NBCC so long as NBCC owns at least fifty percent (50%) of the Preferred Stock, (ii) four (4) members designated by the holders of Common Stock and (iii) one (1) member designated jointly by the holders of the Common Stock and the holders of a majority in interest of the Preferred Stock. If the Company shall breach any of the covenants or obligations set forth in the Purchase Agreement and such breach remains uncured, the holders of a majority in interest of the Preferred Stock shall be entitled then and thereafter to nominate and elect a majority of directors to the Company's Board of Directors, at least two (2) of which shall be designees of NBCC. Pursuant to the Purchase Agreement, the Investors' nominees are: Douglas C. Williamson, Robert H. Chaney, Mark E. Leyerle and Christopher Roser.

CHANGES IN CONTROL

     The Company issued 1,770,729 shares of Common Stock and 71,000 Common Stock purchase warrants in connection with a merger with EET in 1995. EET was formed in 1993 after purchasing patents and proprietary environmental decontamination technologies and processes from EnClean, Inc. EET was owned by approximately forty shareholders, including Tim Tarrillion, President and Chief Executive Officer, and Judith Knight Shields, Chief Financial Officer. EET and the Company were not affiliated prior to the merger.

     If the Company were to breach any of its covenants or obligations set forth in the Purchase Agreement and such breach were to remain uncured, the holders of a majority in interest of the Series F Preferred Stock would be entitled then and thereafter to nominate and elect a majority of directors to the Company's Board of Directors, at least two (2) of which shall be designees of NBCC.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid or accrued for the years 1993 through 1995 by the Company to or for the benefit of the named executive officers.

                         SUMMARY COMPENSATION TABLE(1)


                                                                                          Long Term Compensation
                                                                                  --------------------------------------

                                                  Annual Compensation                          Awards           Payouts
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                              All
           Name                                                        Other          Restricted      Stock                  Other
            and                                                        Annual            Stock      Options/      LTIP      Compen-
    Principal Position       Year(s)     Salary($)     Bonus($)   Compensation($)    Award(s) ($)   SARS (#)   Payouts($)  sation($)

- ------------------------------------------------------------------------------------------------------------------------------------


John Parrott(2)              1995          101,205           -            75,000(3)             -          -           -        -
Former Chairman and          1994          150,000           -                 -                -    300,000           -        -
 Director                    1993                -           -                 -                -          -           -        -
- ------------------------------------------------------------------------------------------------------------------------------------

Tim B. Tarrillion(4)         1995          146,537           -            25,000(5)             -    500,000           -        -
Chief Executive Officer,     1994                -           -                 -                -          -           -        -
 President and Director      1993                -           -                 -                -          -           -        -
- ------------------------------------------------------------------------------------------------------------------------------------

David M. Daniels(6)          1995          130,529           -                 -                -    200,000           -        -
Executive Vice President,    1994          125,000           -                 -                -    300,000           -        -
 Secretary and Director      1993           60,000           -                 -                -          -           -        -
- ------------------------------------------------------------------------------------------------------------------------------------

Donovan W. Boyd              1995           98,655(7)        -                 -                -    300,000           -   26,417(8)

Senior Vice President, COO   1994                -           -                 -                -          -           -        -
                             1993                -           -                 -                -          -           -        -
- ------------------------------------------------------------------------------------------------------------------------------------

Judith K. Shields            1995           92,308(9)        -                 -                -    300,000           -        -
Senior Vice                  1994                -           -                 -                -          -           -        -
 President-Finance CFO and   1993                -           -                 -                -          -           -        -
 Treasurer
====================================================================================================================================


(1)  Based upon the fiscal years ended December 31, 1995, 1994 and 1993.
(2)  Mr. Parrott resigned as Chairman and Director on July 28, 1995.
(3) Payment of $15,000 a month for consulting services in August through December 1995.
(4) Mr. Tarrillion became Chief Executive Officer, President and a Director of the Company on March 7, 1995.
(5) Payments received in January and February 1995 as a consultant to the Company.
(6) Mr. Daniels became a Director during August 1994 and became an Executive Vice President, and Secretary of the Company during January 1995.
(7)  Mr. Boyd's employment began on April 1, 1995.

(8)  Payments made to relocate Mr. Boyd to Houston, Texas.
(9)  Ms. Shield's employment began on March 20, 1995.


                                 STOCK OPTIONS
                                 -------------

     The following table sets forth for each of the named executive officers regarding the grant of stock options by the Company in the 1995 fiscal year and their potential realizable values. No stock appreciation rights have been granted to employees.



                                Option Grants in the 1995 Fiscal Year
- --------------------------------------------------------------------------------------------------
                                                                                 Potential
                                                                            Realizable Value at
                                                                               Assumed Annual
                                                                            Rates of Stock Price
                                                                                Appreciation
                          Individual Grants                                   for Option Term
- --------------------------------------------------------------------------------------------------
                                      % of
                        No. of       Total
                      Securities    Options
                      Underlying   Granted to   Exercise
                       Options     Employees    or Base
                       Granted     in Fiscal     Price     Expiration   5% (Price      10% (Price
Name                     (#)          Year       ($/Sh)       Date          = $.82         = $1.25
- --------------------------------------------------------------------------------------------------
All stockholders         N/A          N/A          $          N/A      $19,200,000(1)  $29,300,000(1)
- --------------------------------------------------------------------------------------------------
John Parrott                   0            0          0            0            0               0
Tim B. Tarrillion        400,000           16%      2.50         2004    1,550,000       2,360,000
                         100,000            4%      1.00         2001      134,000         177,000
Daniel D. Daniels        200,000            8%      2.50         2004      775,000       1,180,000
Donovan W. Boyd          200,000            8%      2.50         2004      775,000       1,180,000
                         100,000            4%      1.00         2001      134,000         177,000
Judith K.  Shields       200,000            8%      2.50         2004      775,000       1,180,000
                         100,000            4%      1.00         2001      134,000         177,000
- --------------------------------------------------------------------------------------------------

     (1) The aggregate value of the 23,477,285 outstanding shares of Common Stock of the Company on December 31, 1995, assuming a share price of $.53 on December 29, 1995, was approximately $12,400,000. If the Common Stock appreciates at a compound rate of 5% per year over the option term, the aggregate value of all such shares would be approximately $19,200,000, an increase of $6,800,000 for all stockholders. Similarly, if the Common Stock appreciates at a compound rate of 10% per year over the nine-year option term, the aggregate value of all such shares would be approximately $29,300,000, an increase of $16,900,000 for all stockholders. The purpose of providing this information is to indicate the total potential stockholder gain over the term of the options comparable to the potential gain shown for the options.

     The following table sets forth for each of the named executive officers information regarding stock options exercised by such officers during the 1995 fiscal year, together with the number and value of stock options held at 1995 fiscal year-end, each on an aggregated basis.


                Aggregated Option Exercises in the 1995 Fiscal Year
                         and Fiscal Year-End Option Value

                                                                      Value of
                                                   Number of        Unexercised
                                                  Unexercised       In-the-Money
                                                  Options at         Options at
                                                Fiscal Year-End  Fiscal Year-End(1)
                        Number of               ---------------  ------------------
                     Shares Acquired   Value     Exercisable/       Exercisable/
       Name            on Exercise    Realized   Unexercisable     Unexercisable
- --------------------------------------------------------------------------------
John Parrott                      --        --        300,000/0               --
Tim B. Tarrillion                 --        --        0/500,000               --
David M. Daniels                  --        --  120,000/380,000               --
Donovan W. Boyd                   --        --        0/300,000               --
Judith K. Shields                 --        --        0/300,000               --
- --------------------------------------------------------------------------------

  (1) Market value of underlying securities at year-end ($.53), minus the exercise price.

EMPLOYMENT AGREEMENTS
- ---------------------

     In February 1995, the Company entered into employment agreements with Tim
B. Tarrillion as Chief Executive Officer and President, Donovan W. Boyd as Senior Vice President, David M. Daniels as Executive Vice President and Secretary, and Judith Knight Shields as Senior Vice President - Finance, Chief Financial Officer and Treasurer.

     Mr. Tarrillion's employment agreement provides for a base salary of $180,000, plus bonuses and cost of living increases, and stock options to purchase 500,000 shares of the Company's Common Stock which vest over four years commencing on March 31, 1996. His agreement has a term of five years.

     Mr. Boyd's employment agreement provides for a base salary of $135,000, plus bonuses and cost of living increases, as well as options to purchase 300,000 shares of the Company's Common Stock which vest over a period of four years commencing March 31, 1996. His agreement has a term of five years.

     Mr. Daniels' employment agreement provides for a base salary of $135,000, plus bonuses and cost of living increases, as well as options to purchase 200,000 shares of the Company's

Common Stock which vest over a period of four years commencing March 31, 1996. His agreement has a term of five years.

     Ms. Shields' employment agreement provides for a base salary of $120,000, plus bonuses and cost of living increases, as well as options to purchase 300,000 shares of the Company's Common Stock which vest over a period of four years, commencing on March 31, 1996. Her agreement is for a term of five years.



                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

      The following table sets forth information with respect to the securities holdings of all persons which the Company, by virtue of filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than 5% of the Company's outstanding Common Stock and Series F Preferred Stock as of May 20, 1996.



                              COMMON STOCK
- -------------------------------------------------------------------------

                                         Amount and Nature
                                           of Beneficial     Percentage
Name and Address of Beneficial Owner         Ownership       of Class(1)
- -------------------------------------------------------------------------
NationsBanc                                     10,000,000        28.7
Capital Corporation(2)
901 Main Street
66th Floor
Dallas, Texas 75202
- ----------------------------------------------------------------------
Robert H. Chaney(3)                              2,500,000         9.1
R. Chaney & Partners, 1993 L.P.
909 Fannin, Suite 1275
Two Houston Center
Houston, Texas 77010-1006
- ----------------------------------------------------------------------
Gold Spinners International, Inc. (4)            2,750,000        11.1
5201 S. Mission Road
Mt. Pleasant, Michigan  48858
- ----------------------------------------------------------------------
The CCG Charitable                               1,500,000         5.7
Remainder Unitrust #1
14450 T.C. Jester Boulevard
Suite 170
Houston, Texas  77014
- ----------------------------------------------------------------------
William T. Aldrich(5)                            1,666,667         6.7
10406 Memorial Drive
Houston, Texas  77024
- ----------------------------------------------------------------------

(1) Calculated in accordance with the General Rules and Regulations of the Securities and Exchange Commission, and includes shares of Common Stock which can be acquired upon exercise of conversion of outstanding options, warrants or other convertible securities (such as the Series F Preferred Stock) which are exercisable within sixty days of May 20, 1996.

(2) Includes 5,000,000 shares of Common Stock issuable upon conversion of Shares of Series F Preferred Stock and 5,000,000 shares of Common Stock which may be acquired upon exercise of Common Stock purchase warrants.

(3) Includes 1,250,000 shares of Common Stock issuable upon conversion of shares of Series F Preferred Stock and 1,250,000 shares of Common Stock which may be acquired upon exercise of Common Stock purchase warrants.

(4) Of these shares, 1,625,000 are "contingent escrow shares" which may be canceled if certain performance criteria are not met. Although these shares have been treated as outstanding for purposes of this schedule, they shall be released to the owner thereof, if, and only if, the Company shall be acquired prior to December 31, 1996 (whether by merger, share exchange involving more than 80% of its outstanding securities, or a sale of all or substantially all of its assets) for a purchase price exceeding $250,000,000.

(5) Includes 1,666,667 shares of Common Stock owned by Thor Ventures, L.C. and GAIA Holdings, Inc. Of these shares, WTA Enterprises, a closely held corporation controlled by Mr. Aldrich, owns 397,633 shares, of which Mr. Aldrich owns of record 218,698 shares and his wife, Natalie B. Aldrich, his son, Jeffrey B. Aldrich and his daughter, Amy A. Norman own the remaining 178,935 shares. Mr. Aldrich disclaims any beneficial ownership of 1,447,969 shares of the 1,666,667 shares owned by Thor Ventures, L.C. and GAIA Holdings, Inc. Does not include stock options to purchase 200,000 shares of Common Stock which have not yet vested.


                         SERIES F PREFERRED STOCK
- ---------------------------------------------------------------------------
                                         Amount and Nature
                                           of Beneficial       Percentage
Name and Address of Beneficial Owner         Ownership         of Class(1)
- ------------------------------------------------------------------------
NationsBanc Capital Corporation                    50,000           54.1
901 Main Street
66th Floor
Dallas, Texas 75202
- ------------------------------------------------------------------------
Robert H. Chaney                                   12,500           13.5
R. Chaney & Partners, 1993 L.P.
909 Fannin, Suite 1275
Two Houston Center
Houston, Texas 77010-1006
- ------------------------------------------------------------------------
CCG Venture Partners, LLC                           7,500(1)         8.1
14450 T.C. Jester Boulevard
Suite 170
Houston, Texas 77010-1006
- ------------------------------------------------------------------------
Harrison Interests, Ltd.                            5,000            5.4
Texas Commerce Bank Bldg.
Suite 1900
Houston, Texas 77002
- ------------------------------------------------------------------------

(1) Registered in the name of The CCG Charitable Remainder Unitrust No. 1 for which CCG Venture Partners, LLC provides investment management services. CCG Venture Partners, LLC disclaims beneficial ownership of these shares.


OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES FOR DIRECTOR

      The following table sets forth the beneficial ownership of all of the Company's outstanding Common Stock as of May 20, 1996, by all officers and directors and nominees for director, individually and as a group.


                                          Amount and Nature
                                            of Beneficial     Percentage
Name and Address of Beneficial Owner          Ownership       of Class(1)
- -----------------------------------------------------------------------
Tim B. Tarrillion(2)                                881,630         3.5
10102 Cedar Creek
Houston, Texas 77042
- -----------------------------------------------------------------------
Donovan W. Boyd(3)                                  150,000        Less
4014 N. Beechwood Court                                            than
Houston, Texas 77059                                               1%
- -----------------------------------------------------------------------
David M. Daniels(4)                                 915,000         3.6
5717 Hogue Street
Houston, Texas 77087
- -----------------------------------------------------------------------
Robert H. Chaney(5)                               2,500,000         9.1
R. Chaney & Partners, 1993 L.P.
909 Fannin, Suite 1275
Two Houston Center
Houston, Texas  77010
- -----------------------------------------------------------------------
Mark E. Leyerle(6)                                1,500,000         5.7
14450 T.C. Jester Boulevard
Suite 170
Houston, Texas  77014
- -----------------------------------------------------------------------
Douglas C. Williamson(7)                                  0           0
901 Main Street
66th Floor
Dallas, Texas  75202
- -----------------------------------------------------------------------
Edwin H. Knight(8)                                        0           0
707 Travis
Suite 1900
Houston, Texas 77002
- -----------------------------------------------------------------------
Christopher Roser(9)
1105 Spruce Street                                1,000,000         3.8
Boulder, Colorado 80302
- -----------------------------------------------------------------------
William T. Aldrich(10)                            1,666,667         6.7
10406 Memorial Drive
Houston, Texas  77024
- -----------------------------------------------------------------------
All officers, directors and nominees              8,780,797        28.6
 for director, as a group (10 persons)
- -----------------------------------------------------------------------

_____________________
(1) Based upon 24, 900,632 shares outstanding at May 20, 1996. Calculated in accordance with the General Rules and Regulations of the Securities and Exchange Commission, and includes shares of Common Stock which can be acquired upon exercise or conversion of outstanding options, warrants and shares of Series F Preferred Stock which are exercisable or convertible within 60 days of May 20, 1996.

(2) Includes 530,500 shares and 50,000 Common Stock purchase warrants received by Mr. Tarrillion in conjunction with a merger transaction between the Company and EET in March 1995. Also includes 91,130 shares owned through a profit sharing plan for the benefit of Mr. Tarrillion. Does not include options to purchase 300,000 of the 500,000 shares of the Company's Common Stock which have not yet vested and which were received in conjunction with the EET merger. Also does not include 51,000 shares received by trusts on behalf of Mr. Tarrillion's minor children in connection with the EET merger which are held by an independent trustee as to which Mr. Tarrillion disclaims any beneficial ownership.

(3) Includes options to purchase 150,000 shares of the Company's Common Stock which have vested. Does not include options to purchase 150,000 shares of the Company's Common Stock which have not vested.

(4) Includes 600,000 shares received by Mr. Daniels in conjunction with a merger transaction between the Company and IPF in June 1995. Includes options to purchase 230,000 shares of the Company's Common Stock.

(5) Includes 1,250,000 shares of Common Stock issuable upon conversion of shares of Series F Preferred Stock and 1,250,000 shares of Common Stock which may be acquired upon exercise of Common Stock purchase warrants.

(6) Includes 750,000 shares of Common Stock issuable to The CCG Charitable Remainder Unitrust No. 1 upon conversion of shares of Series F Preferred Stock and 750,000 shares of Common Stock which may be acquired by The CCG Charitable Remainder Unitrust No. 1 upon exercise of Common Stock purchase warrants. CCG Venture Partners, LLC provides investment management services to CCG Charitable Remainder Unitrust No. 1. Mr. Leyerle, a principal of CCG Venture Partners, LLC, disclaims any beneficial ownership of these shares.

(7) Does not include 5,000,000 shares of Common Stock issuable to NBCC upon conversion of shares of Series F Preferred Stock and 5,000,000 shares of Common Stock which may be acquired by NBCC upon exercise of Common Stock purchase warrants.

(8) Does not include 500,000 shares of Common Stock issuable to Harrison Interests, Ltd. upon conversion of shares of Series F Preferred Stock and 500,000 shares of Common Stock which may be acquired by Harrison Interests, Ltd. upon exercise of Common Stock purchase warrants.

(9) Includes 500,000 shares of Common Stock issuable to The Roser Partnership II Ltd. upon conversion of shares of Series F Preferred Stock and 500,000 shares of Common Stock which may be acquired by The Roser Partnership II Ltd. upon exercise of Common Stock purchase warrants. Mr. Roser, a general partner of The Roser Partnership II Ltd., disclaims beneficial ownership of these shares.

(10) Includes 1,666,667 shares of Common Stock owned by Thor Ventures, L.C. and GAIA Holdings, Inc. Of these shares, WTA Enterprises, a closely held corporation controlled by Mr. Aldrich, owns 397,633 shares, of which Mr. Aldrich owns of record 218,698 shares and his wife, Natalie B. Aldrich, his son, Jeffrey B. Aldrich and his daughter, Amy A. Norman own the remaining 178,935 shares. Mr. Aldrich disclaims any beneficial ownership of 1,447,969 shares of the 1,666,667 shares owned by Thor Ventures, L.C. and GAIA Holdings, Inc. Does not include stock options to purchase 200,000 shares of Common Stock which have not yet vested.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advances From Directors, Officers and Certain Affiliates.
- ---------------------------------------------------------

     Mr. John W. Parrott, former Chairman of the Company, and Mr. Thom Robinson, former Chief Executive Officer and Director of the Company, each own 33 1/3% of the issued and outstanding shares of Gold Spinners International, Inc. ("GSI"). From its inception through 1992, the Company was advanced an aggregate of $42,800 from GSI. During 1993, the Company repaid $40,000 of the advances and was advanced an additional $281,382, resulting in aggregate unpaid advances of $284,182. During 1994, the Company repaid all of the advances to GSI.

     Through a corporate affiliate, Mr. Robinson also advanced the Company $670,000 during 1993, of which the Company repaid $493,500, leaving aggregate unpaid advances of $176,500 at the end of 1993. During 1994, this affiliate provided additional advances of $335,000 to the Company and was repaid $522,500 of the advances, thus, leaving a balance of $11,000 as of December 31, 1994.

Consulting Agreement with John W. Parrott
- -----------------------------------------

     Effective as of July 28, 1995, John W. Parrott terminated his employment agreement with the Company and entered into a consulting agreement (the "Consulting Agreement"). The Consulting Agreement provides that Mr. Parrott will provide advice to the Company with respect to the Company's transition in management and certain litigation and financing matters through December 31, 1995. Pursuant to the Consulting Agreement, Mr. Parrott will receive $15,000 a month through December 31, 1995 for his consulting services, and a payment in settlement of his five-year employment contract of $250,000, payable in bi-weekly payments of $11,538 beginning January 12, 1996. This amount was repaid in April 1996, including accrued interest of $7,000.

Transactions with Directors, Officers and Certain Affiliates
- ------------------------------------------------------------

     In January 1996, Mr. Tarrillion loaned $250,000 to IPF under the terms of a promissory note. The note bears interest at 13% per annum, requires monthly payments of $5,700 and matures in January 1999. Proceeds from the note were used by IPF to purchase a machine for fabricating wyes, tees and els. The equipment purchased serves as collateral for the note.

     Certain corporate affiliates of James Impero, a former officer and director of the Company, entered into a sublicense agreement with the Company during March 1994 pursuant to which these affiliates assigned and conveyed to the Company the exclusive marketing rights to the OleofilterTM System that such affiliates had directly licensed from Exxon. Pursuant to that sublicense, the Company paid those affiliates a license fee of $50,000 during 1994 and $50,000 in January 1995.

     In December 1995, the Company purchased assets from GAIA Holdings, Inc. and/or Thor Ventures, L.C., for $2.5 million cash plus 1,666,667 shares of Common Stock of the

Company (restricted) plus certain future royalties. Mr. Aldrich is a director of GAIA Holdings, Inc. and the President of Thor Ventures, L.C.

     In June 1995, the Company acquired by merger IPF, a company owned by Mr. David Daniels, a director and officer of the Company and two other individuals who were subsequently hired by the Company. The Company issued 1,300,000 shares of the Company's Common Stock in conjunction with the merger, 600,000 of which were issued to Mr. Daniels. Mr. Daniels was also released from a personal guaranty of certain debts of IPF in the amount of $50,000. The Company also agreed to repay certain outstanding loans made by Mr. Daniels to IPF on or before December 31, 1995. The outstanding balance of such loans at December 31, 1995, was $120,000. Mr. Daniels was repaid the $120,000 by Mr. Tarrillion. IPF then executed a note in the amount of $120,000 due to Mr. Tarrillion. The note bears interest at twelve (12%) percent per annum, and is due January 31, 1997. Further, Mr. Daniels entered into an amendment to his existing employment agreement with the Company to serve as President of IPF.

     In September 1995, R. Chaney & Partners, 1993 L.P., Harrison Interests, Ltd. and The CCG Charitable Remainder Unitrust No. 1 with which Messrs. Chaney, Knight and Leyerle, respectively, are affiliated, purchased from the Company convertible subordinated notes (the "Notes") and warrants to acquire 2,500,000 shares of the Company's Common Stock for $2,500,000. The Notes were to bear interest at 13-1/2% per annum, payable semi-annually. The principal amount of the Note plus the deferred interest was convertible at the option of the holder into shares of the Company's Common Stock at a conversion price of $1.00 per share, subject to certain adjustments, at any time after September 22, 1996 and prior to maturity on September 22, 2000. The indebtedness evidenced by the Notes was subordinated to certain existing and future indebtedness of the Company. The Notes were exchanged in April 1996 for shares of Series F Preferred Stock and Common Stock purchase warrants.

     The Company has employment agreements with Messrs. Tarrillion, Boyd and Daniels, and Ms. Shields. Mr. Aldrich has an employment agreement with GAIA Technologies, Inc. providing for an annual salary of $90,000 and an annual bonus at the discretion of the Board of Directors.

     The Company has granted certain options and warrants to directors and officers of the Company.


          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

      To the knowledge of the Company, each of the Company's directors, executive officers and 10% beneficial owners has complied with the requirements of Section 16(a) of the Securities and Exchange Act of 1934 except that Mr. Tarrillion, Mr. Boyd and Ms. Shields each were one month late in filing their Form 4 upon the amendment of their respective stock option agreements in December 1995.

VOTE REQUIRED

      A plurality of votes cast by holders of shares eligible to vote at the meeting is required to elect a nominee as a director.


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NINE NOMINEES
                           TO THE BOARD OF DIRECTORS

PROPOSAL 4 - INCREASE IN THE NUMBER OF COMMON SHARES THE
- ----------
COMPANY IS AUTHORIZED TO ISSUE FROM 50,000,000 SHARES TO 100,000,000 SHARES

      At the Meeting, stockholders will vote on a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue.

      On May 14, 1996, the Board of Directors of the Company authorized, subject to approval by the Company's stockholders, an amendment to the Company's Certificate of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue from 50,000,000 to 100,000,000. The resolution of the Board of Directors, subject to approval by the Company's stockholders, amends Article IV of the Company's Certificate of Incorporation as provided in
Exhibit 3 to this Proxy Statement.

      The Certificate of Incorporation of the Company presently authorizes the issuance of up to 50,000,000 shares of Common Stock, par value $.001 per share. At May 20, 1996, there were 24,900,632 shares of Common Stock issued and outstanding. As a result, as of May 20, 1996 only approximately 25,099,368 shares of Common Stock remain authorized and available for issuance.

      The Company has outstanding options, warrants, convertible debt and preferred stock which are convertible or exchangeable for shares of Common Stock which, in the unlikely event all such securities were converted, could require the issuance of approximately 28,800,000 shares of Common Stock, which would be more than presently authorized. The recently completed offering of Series F Preferred Stock and the related Common Stock purchase warrants (the "Series F Warrants") account for 18,500,000 of these shares which would be required to be issued.

      The Series F Preferred Stock is convertible at any time into Common Stock of the Company prior to April 8, 2001 at the rate of 100 shares of Common Stock for each one share of Series F Preferred Stock. Thereafter, the Series F Preferred Stock can be converted at the holder's option at the lower of (a) the then-current conversion price or (b) a calculated value utilizing a discount to market value of the Common Stock. The Company may redeem the Series F Preferred Stock at face value on or after April 8, 2004.

      The Series F Warrants have an exercise price of $1.00 per share, subject to certain adjustments, and expire on April 8, 2004. The Company has agreed to request shareholder approval for an increase in the authorized Common Stock so as to permit the exercise of the Series F Warrants. If insufficient authorized Common Stock is available for the exercise of Series F Warrants, the Company will be permitted to repurchase the Series F Warrants.

      The Board of Directors also believes that in order to meet the Company's continued capital needs, it is likely that offerings of Common Stock or other securities convertible into or exchangeable for Common Stock will be desirable. Furthermore, the Company intends to make acquisitions in the future which may involve the issuance of Common Stock of the Company. While the Company has not made definite arrangements to engage in an offering or acquisition of this type, it is likely that the Company will seek to raise capital by offering and selling securities during 1996 and thereafter. Increasing the authorized number of shares of Common Stock the Company may issue will provide the Company with the ability and flexibility to take prompt advantage of market conditions and avoid the expense and delay, and possible loss of opportunity, that could result if a need for additional authorized Common Stock arose but a special meeting of stockholders had to be held prior to the issuance of the stock. The Board of Directors further believes that if the proposed amendment to the Company's Certificate of Incorporation is not approved by the stockholders, the Company's ability to raise capital will be unduly restricted.

VOTE REQUIRED

      The affirmative vote of holders of at least the majority of the shares entitled to vote at the meeting is required in order to approve this proposal. Therefore, failure to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of this proposal and do not vote their shares either in person or by proxy, such stockholders will have effectively voted against the proposal.

      If approved, this increase in the number of shares of Common Stock the Company is authorized to issue will be effective upon filing of a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of Delaware which is expected to follow shortly after the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE
   COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE FROM 50,000,000 TO 100,000,000
                                     SHARES

PROPOSAL 5 - RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS
- ----------

      BDO Seidman, LLP has audited the Company's financial statements since 1992. BDO Seidman, LLP has been selected by the Board of Directors to serve as the independent auditors for the Company for the fiscal year ending December 31, 1996. Representatives of BDO

Seidman, LLP are expected to be present at the Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

      The Board of Directors shall consider the selection of another accounting firm to serve as the Company's independent auditors in the event that the stockholders do not approve the selection of BDO Seidman, LLP as the Company's independent auditors.

VOTE REQUIRED FOR APPROVAL

      The affirmative vote of a majority of the shares present in person or by proxy is required for ratification of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1996.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF BDO SEIDMAN, LLP AS
          THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1996 FISCAL YEAR

                                 OTHER MATTERS

      The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.


                            EXPENSES OF SOLICITATION

      The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

                           1997 STOCKHOLDER PROPOSALS

      In order for stockholder proposals for the 1997 Annual Meeting of Stockholders to be eligible for inclusion in the Company's 1997 proxy statement, they must be received by the Company at its principal office in Bellaire, Texas on or before January 22, 1997.

                                           By Order of the Board of Directors


                                           Tim B. Tarrillion
                                           Chairman of the Board and
                                           Chief Executive Officer

Dated: May 22, 1996

                                   EXHIBIT 1


      The Board of Directors has adopted a resolution to add Article X of the Company's Certificate of Incorporation, which provides in its entirety, as follows:

ARTICLE X.

          (a) NUMBERS, ELECTIONS AND TERMS. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be fixed from time to time by affirmative vote of a majority of the Directors then in office. The Directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three class, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring as the annual meeting of stockholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation after fiscal year 1996, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Election of directors need not be by written ballot unless so provided in the By-Laws of the corporation.

          (b) NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less then a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (c) REMOVAL. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

          (d) AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the consent of the Board of Directors shall be required to alter, amend, adopt any provisions inconsistent with or repeal this Article X.

                                   EXHIBIT 2


The Board of Directors has adopted a resolution to amend the Company's Certificate of Incorporation to include a Article XI, which provides in its entirety, as follows:

ARTICLE XI. Amendments to Articles VIII, IX, X and this Article XI of the Certificate of Incorporation of the Corporation shall require the affirmative vote of two-thirds of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote on any proposed amendment to the Certificate of Incorporation. Notwithstanding the foregoing, in the event that a resolution to amend any portion (including Articles VIII, IX, X and this Article XI) of the Certificate of Incorporation of the Corporation is adopted by the affirmative vote of at least eighty percent (80%) of the Board of Directors approval of the amendment shall only require the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally on such amendment, voting together as a single class.

                                   EXHIBIT 3


The Board of Directors has adopted a resolution to amend Article IV of the Company's Certificate of Incorporation to read, in its entirety, as follows:

ARTICLE IV. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock, par value $.001 per share, and ten million (10,000,000) shares of preferred stock, par value $.001 shares of preferred stock, par value $.001 (the "Preferred Stock"). The Board of Directors of the Corporation is hereby authorized to issue by resolution, from time to time, shares of Preferred Stock in any one or more series and to fix the number of shares in each series and the designations, powers, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations, or restrictions thereon, including, without limitation, any of the following: (i) provisions relating to voting rights of each share in such series, including multiple or fractional votes per share; (ii) provisions relating to the call or redemption thereof, including, without limitation, the times and prices for such calls or redemptions and provisions relating to sinking funds therefor and the retirement thereof, if any; (iii) provisions relating to the right to receive dividends, including, without limitation, participation in dividends with shares of any other class or series of capital stock of the Corporation and/or preferential dividends, the rate of such dividends, whether such dividends shall be cumulative or noncumulative and the conditions upon which such dividends shall be accrued and paid, and any preferential rights thereto or rights in relation to dividends payable on any other classes or series of stock of the Corporation; (iv) the rights thereof upon the dissolution of, or upon any distribution of the assets of the Corporation; and (v) except as otherwise explicitly prohibited by this Certificate of Incorporation, provisions relating to the conversion thereof into, or the exchange thereof for shares of any class or any other series of the same class of stock of the Corporation or exchange for any other security of the Corporation or any other company.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Tim B. Tarrillion and Donovan W. Boyd, as proxy with power to appoint a substitute and hereby authorizes either of them to represent and to vote all shares of Common Stock of North American Technologies Group, Inc. held of record by the undersigned on May 20, 1996 at the Annual Meeting of Stockholders of North American Technologies Group, Inc. to be held on June 27, 1996 and at any adjournments or postponements thereof, and to vote as directed on the reverse side of this form and, in their discretion, upon such other matters not specified as may come before said meeting.

1. Proposal 1--Approval of Classified Board.  FOR [_]  AGAINST [_]  ABSTAIN  [_]

2. Proposal 2--Approval of an amendment to the Certificate of Incorporation to require a supermajority vote to approve, in certain circumstances future amendments to portions of the Certificate of Incorporation.
 FOR [_]  AGAINST [_] ABSTAIN [_]

3. Election of Directors     FOR [_]    WITHHELD [_]

Nominees: William T. Aldrich, David M.        For, except vote withheld from
          Daniels, Edwin H. Knight,           the following nominee(s):
          Donovan W. Boyd, Mark E.            ---------------------------------
          Leyerle, Christopher W. Roser,      ---------------------------------
          Tim B. Tarrillion, Douglas C.
          Williamson, Robert H. Chaney

4. Proposal 4--Approval of an amendment to the Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue.
                        FOR  [_]   AGAINST [_]   ABSTAIN [_]

5. Proposal 5--Approval of the ratification of BDO Seidman LLP as auditors for the Company.
                        FOR  [_]   AGAINST [_]   ABSTAIN [_]

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

    THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD
                                                                SEE REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5.

                                              PLEASE SIGN, DATE AND RETURN
                                              YOUR PROXY PROMPTLY IN THE
                                              ENCLOSED ENVELOPE. NO POSTAGE
                                              REQUIRED IF MAILED IN THE UNITED
                                              STATES.

                                              SIGNATURE(S)_____________________

                                              ---------------------------------
                                                            DATE
                                              NOTE: PLEASE SIGN NAME(S)
                                              EXACTLY AS PRINTED HEREON. JOINT
                                              OWNERS SHOULD EACH SIGN. WHEN
                                              SIGNING AS ATTORNEY, EXECUTOR,
                                              ADMINISTRATOR, TRUSTEE OR
                                              GUARDIAN, PLEASE GIVE FULL TITLE
                                              AS SUCH.